EXHIBIT 10.32

 AMENDMENT TO EMPLOYMENT AGREEMENT FOR EUGENE GLOVER

Summary of Amendment

In December, Mr. Glover's duties changed from those described in his employment agreement dated October 16, 2000 as Senior Vice President, Advanced Development to those customarily required as Senior Vice President, Business Development.  In March 2004, Mr. Glover's agreement was amended to decrease his time, efforts, and compensation by one half of the previous amount to reflect the part-time nature of his revised duties, effective April 9, 2004.  The other terms of his employment agreement remain in effect.